UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): March 21, 2007
Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)
One Enterprise
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)
(949) 461-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 21, 2007, Bary G. Bailey resigned as Chief Financial Officer of Valeant Pharmaceuticals International (the “Company”) and the Company appointed Peter J. Blott as Chief Financial Officer. Mr. Bailey is expected to remain with the Company as Executive Vice President until May 31, 2007 to assist with transition matters.
     Mr. Blott, age 45, has an extensive background in accounting and operations in the pharmaceutical industry. Mr. Blott served as the Company’s Senior Vice President, Group Financial Controller from March 2004 until his appointment as Chief Financial Officer. From July 2003 to February 2004, he served as our Vice President, Operations Finance. In his previous roles at the Company, Mr. Blott oversaw Operations Finance, Financial Consolidations and Reporting, and Accounting Shared Services for the Company. From January 2002 to June 2003, Mr. Blott served as Head of Finance and Logistics for Otsuka Pharmaceuticals Europe. Prior to that he worked for over 10 years at GlaxoSmithKline (formerly Glaxo Wellcome), where he held a number of management and financial positions within various manufacturing, commercial and head office operations. Mr. Blott is a U.K. Chartered Accountant, qualifying with Coopers & Lybrand in London, England.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL
Date: March 23, 2007	By:	/s/ Eileen C. Pruette
Eileen C. Pruette
Executive Vice President, General Counsel